UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2019

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham,  MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781)  895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2019, ImmunoGen, Inc. (also referred to as “we,” “our,” “us,” and “ImmunoGen”) sold 100% of our remaining right to receive royalty payments on commercial sales of Kadcyla® (the “Kadcyla Royalties”) to OMERS IP Healthcare Holdings Limited (referred to as “OMERS IP Healthcare”), an entity of OMERS, the defined benefit pension plan for municipal employees in the Province of Ontario, Canada, in consideration of the payment of approximately $65 million by OMERS IP Healthcare to us, pursuant to a royalty purchase agreement (the “2019 Purchase Agreement”) by and among ImmunoGen, our wholly owned subsidiary Hurricane, LLC, OMERS IP Healthcare, and Immunity Royalty Holdings, L.P. (“IRH”).

In 2015, in consideration of the payment of $200 million by IRH to us, we sold to IRH the right to receive 100% of the Kadcyla Royalties until IRH had received aggregate Kadcyla Royalties equal to $235 million or $260 million, depending on when the aggregate Kadcyla Royalties received by IRH reached a specified milestone, pursuant to a royalty purchase agreement dated March 24, 2015 (the “2015 Purchase Agreement”) by and among ImmunoGen, Hurricane, LLC, and IRH.  Under the terms of the 2015 Purchase Agreement, once the applicable threshold would have been met, we would thereafter have received 85%, and IRH would have received 15%, of the Kadcyla Royalties for the remaining royalty term.  Pursuant to the terms of the 2019 Purchase Agreement, IRH has also sold to OMERS IP Healthcare 100% of its right to receive Kadcyla Royalties under the 2015 Purchase Agreement.  As a result of the 2019 Purchase Agreement, OMERS IP Healthcare now owns 100% of the right to receive Kadcyla Royalties, which arise under our License Agreement dated March 2, 2000, as amended, with Genentech, Inc. (the “License Agreement”).

The 2019 Purchase Agreement requires us to take certain actions with respect to the Kadcyla Royalties and the License Agreement and contains certain representations and warranties, covenants, indemnification obligations, and other provisions that are customary for a transaction of this nature.  This summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which we intend to file as an exhibit to ImmunoGen’s annual report on Form 10-K for the year ending December 31, 2018.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2019, concurrently with the consummation of the transactions contemplated by the 2019 Purchase Agreement, ImmunoGen, Hurricane, LLC, and IRH terminated the 2015 Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 8, 2019	/s/ David G. Foster

David G. Foster
Vice President and Chief Accounting Officer